                                                                       Exhibit 2
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                             STOCKHOLDER AGREEMENT
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     STOCKHOLDER AGREEMENT, dated as of February 9, 2000 (this "Agreement"), among the stockholders listed on the signature pages hereto (collectively, "Stockholders" and each individually, a "Stockholder"), Ubid, Inc., a Delaware corporation (the "Company") and CMGI, Inc., a Delaware corporation ("Acquiror"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

     WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of the Company, as set forth on
Schedule I hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

     WHEREAS, concurrently with the execution of this Agreement, Acquiror and the Company are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Buyer will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

     WHEREAS, as a condition to the willingness of Acquiror to enter into the Merger Agreement, Acquiror has required that the Stockholders agree, and in order to induce Acquiror to enter into the Merger Agreement, the Stockholders are willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

     Section 1.  Voting of Shares.
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     (a) Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Company Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger

Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders, and (b) against any other Alternative Transaction.

     (b) Each Stockholder hereby irrevocably grants to, and appoints, Acquiror, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the stockholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with this Section 1. Each Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this
Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

     Section 2.  Transfer of Shares.
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     (a) Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

     Section 3.  Representations and Warranties of the Stockholders.  Each
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Stockholder on its own behalf hereby severally represents and warrants to Acquiror with respect to itself and its, his or her ownership of the Shares as follows:

     (a) Ownership of Shares.  On the date hereof, the Shares are owned
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beneficially by Stockholder or its nominee. Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

     (b) Power, Binding Agreement.  Stockholder has the legal capacity, power
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and authority to enter into and perform all of its obligations, under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any material agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c) No Conflicts.  The execution and delivery of this Agreement do not, and
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the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform its obligations hereunder.

     Section 4.  No Solicitation.  Prior to the termination of this Agreement in
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accordance with its terms, each Stockholder agrees, in its individual capacity as a stockholder of the Company, that (i) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and (ii) it will notify Acquiror as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates in its individual capacity.

     Section 5.  Termination.  This Agreement shall terminate upon the earliest
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to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

     Section 6.  Specific Performance. The parties hereto agree that irreparable
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damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 7.  Fiduciary Duties.  Each Stockholder is signing this Agreement
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solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

     Section 8.  Miscellaneous.
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     (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

     (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

     (d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                           [signature page to follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                    CMGI, INC.



                                    By: /s/ Andrew J. Hajducky III
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                                    Name: Andrew J. Hajducky III
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                                    Title: Executive Vice President, Chief
                                           Financial Officer and Treasurer
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                                    UBID, INC.



                                    By: /s/ Gregory Jones
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                                    Name: Gregory Jones
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                                    Title: Chief Executive Officer
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                  [Remainder of Page Intentionally Left Blank]

                              STOCKHOLDERS:

                              /s/ Frank Khulusi
                              ____________________________________
                                   Signature

                                  Frank Khulusi
                              ____________________________________
                                   Print Name

                              /s/ Sam Khulusi
                              ____________________________________
                                   Signature

                                  Sam Khulusi
                              ____________________________________
                                   Print Name